Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 5, 2022, relating to the consolidated financial statements of Golden Valley Mines and Royalties Ltd. for the years ended December 31, 2020 and 2019, which appears in Gold Royalty Corp.’s Report on Form 6-K filed with the Securities and Exchange Commission on June 13, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MNP LLP

Ottawa, Canada

June 13, 2022